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                             EQUIPMENT LEASE AGREEMENT

     Equipment Lease Agreement, effective as of the 16th day of July, 1997, by and between Deluxe Financial Services, Inc., a Minnesota corporation ("Lessor"), and Northstar Computer Forms, Inc., a Minnesota corporation ("Lessee").

     WHEREAS, Lessee and Deluxe Corporation, a Minnesota corporation and the parent corporation of Lessor ("Deluxe"), are parties to that certain Agreement of Purchase and Sale of Assets, effective as of July 21, 1996 (the "Asset Purchase Agreement") pursuant to which Lessee purchased substantially all of the assets of Deluxe's Financial Forms Division;

     WHEREAS, pursuant to Section 10.4 of the Asset Purchase Agreement, Lessee leased certain "DCOP Presses" from Deluxe for a term expiring as of the effective date of this Agreement;

     WHEREAS, ownership of the DCOP Presses has been transferred by Deluxe to Lessor;

     WHEREAS, Lessee wishes to lease the DCOP Presses from Lessor for the term and subject to the conditions of this Agreement and Lessor is willing to lease the DCOP presses to Lessee in accordance with this Agreement; and

     WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to such terms in the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the respective covenants and commitments of Lessor and Lessee that are hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases and hires from Lessor the (i) five dual stream DCOP Presses, (ii) one PCD DCOP Press and (iii) two spare Actuator Banks (collectively, the "Equipment") currently located at Lessee's leased Roseville, Minnesota facility.

     2.   RENTAL.

          2.1. As rental for the Equipment, Lessee agrees to pay Lessor the following rental payments (the "Rental Payments"):

                                                            Monthly Rental
                         Item                                    Per Press
                         ----                                    ---------


               Dual Stream DCOP Press                               $3,960
               PCD DCOP PRESS                                       $2,070
               Actuator Bank                                             0


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          2.2.   Rental Payments with respect to the first 15 days of this
lease shall be paid upon execution of this Agreement and with respect to subsequent periods shall be paid in advance on or before the first day of each month during the term of this lease at the office of Lessor, or to such other person, firm or corporation or at such other place as Lessor may from time to time designate in writing. In addition to the Rental Payments, Lessee shall pay the amount of any personal property, or any other, taxes (excluding taxes imposed on the income of the Lessor) and all maintenance, insurance and other costs and expenses associated with the Equipment, payment thereof to be made when due to the person or entity entitled thereto.

          2.3. Should Lessee fail to pay the Monthly Rental or any sum required to be paid to Lessor hereunder within ten (10) days after the due date thereof, Lessee shall pay to Lessor interest on such delinquent payment from the original due date thereof until such sum is fully paid at the lower of one percent (1%) per month or the highest lawful contract rate allowed by the State of Minnesota.

     3.   TERM OF LEASE.

          3.1. Subject to Sections 3.2 and 3.3, this lease shall commence on the Effective Date and continue for a period of 15 days and three years until July 31, 2000.

          3.2. Lessee shall have the right to terminate the lease of one or more of the DCOP Presses upon written notice given at least 60 days prior to any July 31 date occurring during the term of the Lease. Any such termination shall be effective on the next succeeding July 3 1. The lease of the spare Actuator Banks shall terminate concurrently with the last lease for a DCOP Press.

          3.3. In addition to its termination rights under Section 3.2, Lessee shall have the right to terminate the lease of the PCD DCOP Press immediately upon written notice to Lessor in the event such press becomes inoperative or substantially impaired due to the failure of one or more of its components, if such failure cannot be remedied with reasonable efforts.

          3.4. The Rental Payment payable for the first 15 days of the Lease and Rental Payments payable with respect to a DCOP Press the lease of which is being terminated under Section 3.3 shall be prorated for the month, based on the ratio between the number of days in such month during which the lease is to be in effect and the total number of days in such month.

     4. NO WARRANTIES. THE EQUIPMENT IS LEASED ON AN "AS-IS" BASIS AND LESSOR MAKES NO WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AS TO ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LESSOR OR ITS AFFILIATES BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY FAILURE OF THE EQUIPMENT TO OPERATE IN ACCORDANCE WITH ITS SPECIFICATIONS OR LESSEE'S EXPECTATIONS.


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     5.   LOCATION AND RIGHT OF INSPECTION.  The Equipment at all times shall be located at the address of Lessee specified in this lease or, with prior written notice to Lessor, at any other place of business of Lessee located in the United States of America. Lessor shall at any and all times during Lessee's normal business hours, upon reasonable notice and accompanied by a representative of Lessee, have the right to enter into and upon the premises where the Equipment is located for the purpose of inspecting the same or observing its use.

     6. USE. The Equipment shall only be used for printing of Restricted Products for customers of Lessee and printing of Requirements Products for Lessor or Deluxe Corporation. Lessee shall operate the Equipment properly and safely and shall comply with all laws, ordinances or regulations relating to the operation of the Equipment. Lessee shall put the Equipment only to the use described by the manufacturer.

     7.   REPAIRS, ALTERATIONS AND MAINTENANCE.

          7.1. Except with respect to the PCD DCOP in the circumstances described in Section 3.3, Lessee will keep and maintain the Equipment in good working order and shall supply and install all replacement parts and accessories required to maintain the Equipment in good working condition, which parts and accessories shall be and become the sole property of Lessor. Lessee shall not, without the prior written consent of Lessor, make any alterations, modifications, additions, subtractions or improvements to the Equipment, but if so authorized by Lessor, any such alterations, modifications, additions, or improvements shall become the property of the Lessor and shall be deemed to be a part of the Equipment. Lessee shall use on the Equipment only such compatible parts as are approved by Lessor.

          7.2. Lessee shall purchase from Lessor any required accessories and replacement parts (or, with respect to non-proprietary off-the-shelf items, from Lessor-approved suppliers, provided such items are equal in quality to those available from Lessor) and, if purchased from Lessor, pay for such items the prices charged by Lessor to its affiliates, plus I 00 percent, plus the cost of shipping. Lessor makes no representation nor warranty whatsoever regarding the availability or timeliness of delivery of any spare parts. Lessee is solely responsible, at its own cost and expense, for promptly repairing any damage to the Equipment, arranging for regular servicing of the Equipment, keeping accurate records of servicing, and maintaining the Equipment in compliance with all applicable safety and other laws, rules, codes and other regulations. At the request of Lessee, Lessor will provide on-site maintenance of the Equipment during Lessor's normal business hours at a cost of $120.00 per hour. Amounts payable with respect of such maintenance shall be payable within 30 days of Lessee's receipt of an invoice therefor.

          7.3. Lessee shall, as soon as reasonably possible, implement any updates of the Equipment requested by Lessor, but only if (a) such updates relate to a safety concern and (b) Lessor simultaneously undertakes to implement such updates with respect to the DCOP equipment in use in its own manufacturing plants. Lessor will be responsible for the cost of


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any additional parts required for any such change, update or enhancement and any other costs incurred in complying with this Section 7.3.

     8.   LOSS AND DAMAGE, INSURANCE; INDEMNIFICATION.

          8.1. Lessee hereby assumes and shall bear the entire risk of loss, theft, damage or destruction of or to the Equipment from any cause whatsoever (ordinary wear and tear resulting from proper use excepted), and no loss, theft, damage or destruction of or to the Equipment shall relieve Lessee of the obligation to pay the Rental Payments or of any other obligation under this lease, which shall continue in full force and effect.

          8.2. Lessee, at its sole cost and expense, shall procure, maintain and pay for insurance against the loss, theft, or damage of or to the Equipment for the full replacement value thereof, naming Lessor as a loss payee. Lessee shall also maintain an appropriate level of accident and other casualty and liability insurance and shall name Lessor as an additional insured thereon, as its interest may appear. Upon request by Lessor, Lessee shall provide Lessor a Certificate of Insurance identifying Lessor as a loss payee.

          8.3. If any event or accident shall occur with respect to the Equipment which is a risk covered by Lessee's insurance, Lessee shall immediately notify Lessor thereof, shall not compromise any such claim without the consent of Lessor, shall allow Lessor to take over the conduct of any related negotiations, and shall hold all sums recovered, together with any monies received by Lessee under its policy of insurance, in trust for Lessor.

          8.4. Lessee will indemnify and hold Lessor and its officers, directors employees and agents harmless from and against any and all damages, claims, losses, liabilities or obligations arising out of or related to any claim that the Equipment was operated or maintained in an unlawful or unsafe manner.

     9. TRAINING. At the request of Lessee, Lessor will provide on-site training during Lessor's normal business hours on the operation and maintenance of the Equipment at a cost of $120.00 per hour. Amounts payable with respect of such training shall be payable within 30 days of Lessee's receipt of an invoice therefor.

     10.  CONFIDENTIALITY.

          10.1. Lessee agrees that all information previously or hereinafter disclosed to Lessee regarding the specifications, features, functionality, performance and means of operation of the Equipment (including without limitation the related computer controlled check numbering devices and any user or technical manuals) constitutes valuable proprietary information of Lessor ("Confidential Information").

          10.2. Lessee agrees that during the term of this Agreement and for a period of five years thereafter, it shall (i) not use the Confidential Information for any purpose (the "Authorized Purpose") other than for the maintenance and operation of the Equipment in



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accordance herewith, (ii) not disclose the Confidential Information to any third parties and (iii) limit disclosure of the Confidential Information to such of its employees and/or representatives as have a direct "need to know" in connection with the Authorized Purpose. The provisions of this Section 10 shall survive any termination or expiration of this Agreement.

          10.3. Information shall not be deemed "Confidential Information" insofar as and to the extent that it (i) is or becomes part of the public domain without violation of this Agreement, (ii) is lawfully obtained by Lessee from a third party without restriction on its further disclosure or (iii) is developed by Lessee independent of any disclosure by Lessor.

     11.  DEFAULT.

     11.1. If (i) Lessee shall fail to make a Rental Payment when due, (ii) Lessee shall fail to make any other payment or perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue for a period of ten (10) days after written notice thereof by Lessor, provided, however, if the nature of such default is such that it cannot be cured within the aforesaid ten (10) days, Lessee shall be permitted such longer period of time as may be reasonably necessary to cure such default on the condition that Lessee diligently pursues a course of action to effectuate such cure, (iii) Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, (iv) a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property without its consent and shall not be dismissed for a period of sixty (60) days, (v) bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee and, if instituted against Lessee, shall not be dismissed for a period of (60) days, (vi) Lessee's business is dissolved or Lessee terminates its existence or is discontinued or (vii) Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the Equipment or any item thereof without Lessor's prior written consent, then, upon the occurrence of any such event (hereinafter called "Event of Default"), Lessor may, at its option, declare this lease to be in default and may do any one or more of the following with respect to any or all of the Equipment, all as Lessor in its sole discretion may elect:

          (a) cause Lessee, upon written demand of Lessor and at Lessee's expense, to promptly return any or all items of the Equipment to Lessor in accordance with all of the terms of Section 14 hereof, or Lessor, at its option, may take possession of any or all items of the Equipment and remove the same without liability for injuries suffered through or loss caused by such repossession and repossession shall not constitute termination of this lease. LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION
                 OR ATTACHMENT OF THE EQUIPMENT BY LESSOR FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER;



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          (b)    dispose of, hold, use, operate or keep idle the Equipment, free and clear of any rights of Lessee for such action or inaction or for any proceeds generated thereby;

          (c) exercise any other right or remedy which may be available to Lessor under the Uniform Commercial Code or any other applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this lease as to any or all of the Equipment.

          11.2. Notwithstanding any Event of Default, Lessee shall continue to be liable for the Rental Payments (provided, however, if Lessor declares this lease to be in default, Lessee's liability for Rental Payments shall extend only until the next succeeding July 31) and other amounts owing under this Agreement and for all legal fees and other costs and expenses resulting from the Event of Default or the exercise of Lessor's remedies hereunder. No remedy granted to Lessor is exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Any repossession or subsequent sale or lease by Lessor of any item of the Equipment shall not bar an action for a deficiency as herein provided and the bringing of any action or the entry of judgment against the Lessee shall not bar the Lessor's right to repossess any item or all of the Equipment. No express or implied waiver by Lessor of any Event of Default shall constitute a waiver of any other default by Lessee. To the fullest extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred, by law or otherwise, which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in this Section 11 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 11.

          12. ASSIGNMENT. Lessee shall not assign, pledge or hypothecate this Agreement in whole or in part, nor any interest therein, nor shall Lessee sublet or lend any item of the Equipment without the prior written consent of Lessor.

          13. OWNERSHIP. The Equipment is and shall at all times remain the sole and exclusive property of Lessor. Lessee shall have no right, title or interest therein or thereto, except as expressly set forth in this lease. The Equipment shall remain personal property regardless of whether it becomes affixed or attached to real property or permanently rests upon any real property or any improvement thereon. Lessee agrees to execute all such agreements and other documents, and to obtain the execution thereof in recordable form by all parties having an interest in any real property to which any of the Equipment is affixed, as Lessor may from time to time reasonably request in order to maintain the identity of the Equipment as personal property of Lessor. Lessee consents to the public recordation of all such agreements and documents.


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     14.  SURRENDER.

          14.1. Except with respect to the PCD DCOP in the circumstances described in Section 3.3, upon expiration of the lease for an item of Equipment, Lessee shall return such item (together with any related technical manuals) to Lessor in good condition, repair and working order, ordinary wear and tear resulting from proper use thereof excepted, in the following manner (i) by delivering the item, at Lessee's sole cost and expense, to any location selected by Lessor within Ramsey County, Minnesota or (ii) by loading the item on board any carrier designated by Lessor and shipping the same, freight paid, F.O.B. Lessor, to the location in said County by Lessor.

     15. NOTICES. All notices required or permitted under this Agreement shall be sufficient if delivered personally, by telecopy or mailed to the party at the address set forth herein, or at such other address as either party may designate in writing from time to time. Any such notice shall be effective upon receipt, if delivered by messenger or by confirmed telecopy or two days after mailing if delivered by United States mail, duly addressed, postage prepaid.

     16. MISCELLANEOUS. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the charge, waiver, discharge or termination is sought. The captions in this Agreement are for convenience only and shall not define or limit any of the provisions hereof. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance. This Agreement and the Asset Purchase Agreement constitute the entire, final, complete and exclusive agreement between the parties with respect to the lease of the Equipment and supersede and replace any previous or inconsistent agreements or representations, written or oral, with regard to such subject matter. Time is of the essence hereunder.

     During the term of this Lease, Lessor agrees, for itself and its affiliates, not to lease DCOP Presses to any third party printer of internal bank forms which competes with Lessee in the sale of such products.


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     IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement effective as of the date set forth above.

NORTHSTAR COMPUTER FORMS, INC.               DELUXE FINANCIAL SERVICES, INC.


--------------------------------             --------------------------------
By:                                          By:
   -----------------------------                -----------------------------
  Its:                                         Its:
      --------------------------                   --------------------------


Address:  Northstar Computer Forms, Inc.     Address:  Deluxe Financial
          7130 Northland Circle, No.                   Services, Inc.
          Brooklyn Park, MN  55428                     3680 Victoria St., N.
                                                       Shoreview, MN  55126









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